EXHIBIT 99.1

PGT Reports 2007 Fourth Quarter and Fiscal Year Results

VENICE, Fla., Feb. 20, 2008 (PRIME NEWSWIRE) -- PGT, Inc. (Nasdaq:PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors, today announced financial results for its fourth quarter and year ended December 29, 2007.

"We continued to outperform the housing market in the fourth quarter with sales decreasing 20.4% versus a 53% decline in housing starts compared to the fourth quarter of 2006," said Rod Hershberger, PGT's President and Chief Executive Officer. "For the year, starts were down 49% compared to 2006, and our sales were down 25.1%. In the fourth quarter, we reduced our cost structure and better aligned our operations with the reduced sales levels. We expect to face further challenging times ahead as the housing market continues to correct and economic conditions continue to soften."

Highlights of the Fourth Quarter Financial Results include:

(See accompanying financial schedules for full financial details and reconciliations of adjusted (non-GAAP) financial measures to their GAAP equivalents.)

 - Total revenues were $54.3 million, a decrease of $13.9 million or
   20.4% versus the fourth quarter of 2006.
 - Gross margin percentage was 27.1%, compared to 28.8% in the same quarter of 2006. Gross margin decreased due mainly to declining operating leverage due to lower overall sales volumes. Adjusted for a $0.7 million restructuring charge in the fourth quarter, gross margin percentage was 28.3%.
 - SG&A was $16.3 million, a decrease of $1.6 million from the prior year quarter mainly due to lower distribution and selling costs associated with lower sales volumes. As a percentage of sales, SG&A was 30.0% for the fourth quarter compared to 26.2% in the fourth quarter of 2006.
 - There was a net loss in the fourth quarter of $4.0 million compared to a net loss of $2.0 million for the same period of 2006. On an adjusted basis, the net loss for the fourth quarter was $2.6 million compared to an adjusted net loss of $1.3 million for the same period in 2006.
 - Net loss per diluted share for the fourth quarter was $0.15 compared to net loss per diluted share of $0.07 for the comparable period of
   2006.  On an adjusted basis, the net loss per diluted share for the fourth quarter was $0.09 compared to an adjusted net loss per diluted share of $0.05 for the same period in 2006.
 - Adjusted EBITDA for the quarter was $3.0 million compared to an adjusted EBITDA of $5.8 million for the 2006 fourth quarter.

Commenting on the fourth quarter results, Jeff Jackson, PGT's Chief Financial Officer, stated, "In the fourth quarter, we saw further declines in sales as the markets we serve remain very weak. The reduction in sales resulted in a decrease in operating leverage. We reduced operating expenses as revenues declined and began to see the benefits of these cost reductions in the fourth quarter. We will closely monitor the housing market and take additional action as required as we focus on our operational cost structure."

Highlights for the Fiscal Year 2007 include:

(See accompanying financial schedules for full financial details and reconciliations of adjusted (non-GAAP) financial measures to their GAAP equivalents.)

 - Total revenues for the year were $278.4 million, a decrease of
   25.1%, versus $371.6 million for 2006.
 - Gross margin percentage was 32.7%, compared to 38.1% in 2006.
   Adjusted for a $0.7 million restructuring charge in the fourth quarter, gross margin percentage was 32.9%.
 - SG&A was $75.3 million for the year, a decrease of $10.9 million from 2006 due mainly to lower distribution and selling costs of $5.1 million associated with lower sales volumes.  As a percentage of sales, SG&A was 27.1% for 2007 compared to 23.2% in 2006.
 - There was net income in 2007 of $0.6 million compared to a net loss of $1.0 million in 2006.  On an adjusted basis, net income for 2007 was $2.6 million versus $26.3 million in 2006.
 - Net income per diluted share for 2007 was $0.02 compared to a net loss per diluted share of $0.05 for 2006.  On an adjusted basis, net income per diluted share for 2007 was $0.09, compared to $0.94 for the prior year period.
 - Adjusted EBITDA for 2007 was $31.7 million compared to $72.7 million for 2006.

Conference Call

As previously announced, PGT will hold a conference call Thursday, February 21, 2008, at 10:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 888-679-8018 (U.S. and Canada) and 617-213-4845 (international). Refer to passcode 71730660. A replay of the call will be available beginning February 21, 2008, at 12:30 p.m. Eastern Time through March 6, 2008. To access the replay, dial 888-286-8010 (U.S. and Canada) or 617-801-6888 (international) and refer to passcode 31547367. The webcast will also be available through the Thomson StreetEvents Network. Individual investors can listen to the call at http://www.earnings.com, Thomson's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (http://www.streetevents.com), a password-protected event management site.

About PGT

PGT(R) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. PGT is also one of the largest window and door manufacturers in the United States. In its 27th year, the company employs approximately 1,900 at its manufacturing, glass laminating and tempering plants, and delivery fleet facilities in Venice, FL, Salisbury, NC and Lexington, NC. Sold through a network of over 1,300 independent distributors, the Company's total line of custom windows and doors is now available throughout the eastern United States, the Gulf Coast and in a growing international market that includes the Caribbean, South America and Australia. PGT's product line includes PGT(R) Aluminum and Vinyl Windows and Doors; WinGuard(R) Impact-Resistant Windows and Doors; PGT(R) Architectural Systems; and Eze-Breeze(R) Sliding Panels. PGT Industries, Inc. is a wholly owned subsidiary of PGT, Inc. (Nasdaq:PGTI).

The PGT, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4199

Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted. PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company's revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy. PGT, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.'s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

                        PGT, INC. AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (unaudited - in thousands, except per share amounts)

                         3 Months Ended              Year Ended
                     ----------------------    ---------------------
                   December 29, December 30, December 29, December 30,
                       2007         2006         2007        2006
                     ---------    ---------    ---------   ---------
 Net sales           $  54,335    $  68,229    $ 278,394   $ 371,598
 Cost of sales          39,625       48,566      187,389     229,867
                     ---------    ---------    ---------   ---------
    Gross margin        14,710       19,663       91,005     141,731
 Restructuring
  charge                 1,696           --        1,696          --
 Impairment charge          --        1,151          826       1,151
 Stock compensation
  expense related
  to dividends paid         --           --           --      26,898
 Selling, general
  and
  administrative
  expenses              16,274       17,864       75,308      86,219
                     ---------    ---------    ---------   ---------
   (Loss) income
    from operations     (3,260)         648       13,175      27,463
 Interest expense        2,707        3,077       11,404      28,509
 Other expenses
  (income), net            264          147          692        (178)
                     ---------    ---------    ---------   ---------
   (Loss) income
    before income
    taxes               (6,231)      (2,576)       1,079        (868)
 Income tax
  (benefit)
  expense               (2,200)        (585)         456         101
                     ---------    ---------    ---------   ---------
 Net (loss) income   $  (4,031)   $  (1,991)   $     623   $    (969)
                     =========    =========    =========   =========

 Basic net (loss)
  income per
  common share       $   (0.15)   $   (0.07)   $    0.02   $   (0.05)
                     =========    =========    =========   =========

 Diluted net (loss)
  income per
  common share       $   (0.15)   $   (0.07)   $    0.02   $   (0.05)
                     =========    =========    =========   =========

   Weighted
    average common
    shares
    outstanding:
 Basic                  27,572       26,995       27,294      21,204
                     =========    =========    =========   =========

 Diluted                27,572       26,995       28,337      21,204
                     =========    =========    =========   =========

                       PGT, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED BALANCE SHEET
                            (in thousands)

                                             December   December
                                             29, 2007   30, 2006
                                             --------   --------
 ASSETS                                     (unaudited)
 Current assets:
 Cash and cash equivalents                   $ 19,479   $ 36,981
 Accounts receivable, net                      20,956     25,244
 Inventories, net                               9,223     11,161
 Deferred income taxes                          3,683      4,031
 Other current assets                           7,080     13,041
                                             --------   --------
   Total current assets                        60,421     90,458

 Property, plant and equipment, net            80,184     78,802
 Other intangible assets, net                  96,348    101,918
 Goodwill                                     169,648    169,648
 Other assets, net                              1,264      1,968
                                             --------   --------
   Total assets                              $407,865   $442,794
                                             ========   ========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable and accrued expenses       $ 15,235   $ 17,807
 Current portion of long-term debt                332        420
                                             --------   --------
   Total current liabilities                   15,567     18,227
 Long-term debt                               129,668    165,068
 Deferred income taxes                         48,927     51,217
 Other liabilities                              3,231      3,076
                                             --------   --------
   Total liabilities                          197,393    237,588

 Total shareholders' equity                   210,472    205,206
                                             --------   --------
 Total liabilities and shareholders' equity  $407,865   $442,794
                                             ========   ========

                       PGT, INC. AND SUBSIDIARY
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                      TO THEIR GAAP EQUIVALENTS
         (unaudited - in thousands, except per share amounts)

                           3 Months Ended             Year Ended
                       ---------------------     ---------------------
                     December 29, December 30, December 29, December 30,
                         2007         2006         2007         2006
                       --------     --------     --------     --------
 Reconciliation
  to Adjusted Net
  (Loss) Income
  and Adjusted Net
  (Loss) Income
  per pro forma
  share (1):

 Net (loss) income     $ (4,031)    $ (1,991)    $    623     $   (969)
 Reconciling items:

   Restructuring
    charge (2)            2,375           --        2,375           --

   Cash payment to
    stock option
    holders (3)              --           --           --       26,898
   Write-off of
    unamortized
    debt issuance
    costs in
    connection
    with the
    February 2006
    refinancing
    and prepayment
    of debt in Q3
    2006 (4)                 --           --           --        6,626
   Reduction in
    interest
    expense
    assuming
    February 2006
    debt
    refinancing
    and repayment
    of debt with
    IPO proceeds
    were completed
    at the
    beginning of
    the period (4)           --           --           --        6,355
   Prepayment
    penalty
    resulting from
    debt repayment
    in July 2006 (4)         --           --           --        2,300
   Impairment of
    property held
    for sale (5)             --        1,151          826        1,151
   Management
    fee (6)                  --           --           --        1,434
   Tax effect of
    reconciling
    items                  (926)        (449)      (1,248)     (17,458)
                       --------     --------     --------     --------
    Adjusted net
     (loss) income     $ (2,582)    $ (1,289)    $  2,576     $ 26,337
                       ========     ========     ========     ========

 Weighted average
  shares
  outstanding:
    Diluted shares       27,572       26,995       28,337       21,204
    Incremental
     shares for
     IPO (7)                 --           --           --        6,888
                       --------     --------     --------     --------
 Pro forma diluted
  shares                 27,572       26,995       28,337       28,092
                       ========     ========     ========     ========
 Adjusted net
  (loss) income
  per pro forma
  share - diluted      $  (0.09)    $  (0.05)    $   0.09     $   0.94
                       ========     ========     ========     ========

 Reconciliation to
  EBITDA and
  Adjusted EBITDA:

 Net (loss) income     $ (4,031)    $ (1,991)    $    623     $   (969)
 Reconciling items:
    Depreciation
     and
     amortization
     expense              4,155        4,133       15,988       15,613
    Interest
     expense              2,707        3,077       11,404       28,509
    Income tax
     (benefit)
     expense             (2,200)        (585)         456          101
                       --------     --------     --------     --------
 EBITDA                     631        4,634       28,471       43,254
 Add:
    Restructuring
     charge (2)           2,375           --        2,375           --
    Cash payment
     to stock
     option
     holders (3)             --           --           --       26,898
    Impairment of
     property held
     for sale (5)            --        1,151          826        1,151
    Management
     fee (6)                 --           --           --        1,434
                       --------     --------     --------     --------
    Adjusted
     EBITDA            $  3,006     $  5,785     $ 31,672     $ 72,737
                       ========     ========     ========     ========
    Adjusted
     EBITDA as
     percentage of
     sales                  5.5%         8.5%        11.4%        19.6%
                       ========     ========     ========     ========

 (1) The company provided detailed explanations of its non-GAAP financial measures in its Form 8-K filed February 20, 2008.
 (2) Represents charge related to restructuring actions taken in the fourth quarter of 2007 as announced on October 25, 2007 of which
     $0.7 million is classified within cost of goods sold. This charge related primarily to employee separation costs.
 (3) Represents cash payments made to stock option holders (including applicable payroll taxes) in lieu of adjusting exercise prices in conjunction with the payment of dividends to our shareholders.
     This amount is included as a separate line item in the
     consolidated statement of operations of which $5,069 and $21,829 related to cost of sales and selling, general and administrative expenses, respectively, for 2006.
 (4) This amount is included in interest expense.
 (5) Represents the write-down of the value of the Lexington,
     North Carolina property which had been classified as an
     asset held for sale due to the relocation of our plant to
     Salisbury, North Carolina and related exit costs. These
     expenses are included in selling, general and
     administrative expenses.
 (6) Represents management fees paid to our majority stockholder.
     Since consummating the initial public offering, these fees are no longer paid. The fees are included in selling,
     general and administrative expenses.
 (7) Represents incremental shares related to the company's IPO assuming 10,147 shares sold by the company (including the
     over-allotment option of 1,324 shares) were issued at the
     beginning of 2006.

CONTACT:  PGT, Inc.
          Jeffrey T. Jackson
          941-486-0100, ext. 22786
          jjackson@pgtindustries.com